SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2009

KENDLE INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Ohio	000-23019	31-1274091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
441 Vine Street, Suite 500, Cincinnati, Ohio
45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 381-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  –  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Karl “Buzz” Brenkert III, Senior Vice President, Chief Financial Officer (CFO) and Secretary, will depart Kendle International Inc. (the "Company") effective May 6, 2009.

(c) On April 24, 2009, the Company appointed Keith A. Cheesman Senior Vice President and Chief Financial Officer of the Company. Mr. Cheesman, age 50, has served the Company’s Finance senior management team from 2000 to 2004 and from January 2008 to the present, including through his most recent appointment as Vice President, Accounting. From 2004 to 2008 Mr. Cheesman served as Vice President – Corporate Controller and a member of the senior management team for Ohio Casualty Corporation. Mr. Cheesman will participate in the Company’s standard benefit plans afforded to the Company’s executive officers, including the Company’s Stock Incentive Plan. Effective upon this promotion Mr. Cheesman was granted 2,500 restricted stock units of Kendle common stock and his annual base salary was increased to $280,000.

There are no transactions in which Mr. Cheesman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01  -  Financial Statements and Exhibits

(a)         Not applicable

(b)        Not applicable

(c)        Exhibits

Exhibit No.	Description
99.1	Press release issued by Kendle International Inc. dated April 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENDLE INTERNATIONAL INC.

Date: April 29, 2009	By:	/s/ Simon S. Higginbotham
Simon S. Higginbotham,
President